UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

The Williams Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email to senior employees prepared by The Williams Companies, Inc. (“Williams”) that discusses, among other things, the proposed business combination transaction between Williams and Energy Transfer Equity, L.P.

E-mail to Williams Employees

Employee FAQ

1.	How did the Board come to this decision?
•	After a comprehensive evaluation of strategic alternatives, including extensive discussions with numerous parties and carefully considering the possibility of staying on our present course, the Board concluded that combining with Energy Transfer Equity is in the best interests of all of our shareholders.
•	The Board decided the ETE transaction is the best way to maximize value. It’s important to remember that the Williams Board has a duty to make decisions that are in the best interests of our shareholders.
•	While the Board recognized the strength of Williams’ assets, strategy and people, it determined that the combination with ETE provides the best opportunity to benefit from enhanced growth.
•	This transaction provides Williams shareholders with an attractive premium to Williams’ implied trading price as well as a higher long-term dividend growth rate.

2.	Why is a transaction with ETE a better outcome than pursuing a standalone strategy?
•	A transaction with ETE provides the opportunity for Williams’ businesses to realize their full potential as an integral part of a diversified leader in the midstream energy industry.
•	A large percentage of the transaction consideration is in equity – and while the equity value is reflective of current market conditions, it gives our shareholders the opportunity to capture significant future upside as market conditions improve.
•	The combination will create the third largest energy franchise in North America and one of the five largest global energy companies.
•	The combination will also benefit customers by enabling further investments in capital projects and efficiencies that would not be achievable absent the transaction.

3.	What happens to the WPZ acquisition?
•	In connection with the agreement, Williams and WPZ agreed to terminate the previously announced acquisition of WPZ.
•	Williams Partners will also retain its current name and remain a publicly traded partnership headquartered in Tulsa.

4.	Are there any immediate changes to the organization?
•	We have only just announced this transaction, and many of the key decisions about how we will combine the two companies have not yet been made.
•	Importantly, we do not expect the transaction to close until the first half of 2016.
•	In the meantime, it remains business as usual, and no immediate changes are planned.

5.	What is ETE’s culture, and how do they view Williams?
•	ETE has passionate and committed employees, just like Williams. As a company, ETE shares Williams’ commitment to maintaining safe, secure and reliable operations that create value for customers and shareholders.

6.	What does this mean for my job?
•	Today’s announcement has no immediate impact on employees, and it remains business as usual today at Williams.
•	Both organizations recognize the uncertainty that this change can create and we will work diligently to make timely decisions in order provide you with greater clarity as soon as possible.
•	Until the completion of the transaction, we will continue to operate as an independent company.
•	As always, the most important thing we can do is to stay focused on safety and execution in our daily responsibilities.

7.	What will happen to Williams’ headquarters?
•	ETE recognizes Williams’ historical presence in and dedication to the Tulsa community, and ETE will maintain a meaningful presence in Tulsa.
•	Both organizations recognize the uncertainty that this change can create and we will work diligently to make timely decisions in order provide you with greater clarity as soon as possible.
•	Like Williams, ETE is committed to supporting the communities where it operates.
•	Until the completion of the transaction, Williams and ETE will continue to operate as independent companies. It remains business as usual.
•	We are counting on you to continue to carry out your responsibilities and maintain safe, secure and reliable operations that create value for our customers and shareholders.

8.	What happens to my compensation and benefits?
•	Until the merger is completed, Williams and ETE will continue to operate as independent companies, and there will be no changes to your existing compensation and benefits.
•	Of course, it is early in this process and more details with respect to future compensation and benefit matters will be determined and communicated to you as they are finalized.

9.	What does this mean for our customers? Should we continue our business development efforts?
•	Please assure all of our customers that it’s business as usual at Williams and that this announcement will not affect any ongoing or daily business.

•	The transaction should be seamless for customers, and both Williams and ETE are committed to ensuring a smooth transition for our customers.

10.	What does this mean for our community outreach efforts?
•	Like Williams, ETE is committed to supporting the communities where it operates.
•	We will communicate additional detail as further decisions are made.

11.	What should I say if contacted by people outside of the company?
•	It is important, as always, that we speak with one voice.
•	Any media calls should be directed to Lance Latham at 918-573-9675, and calls from financial analysts or investors should be directed to John Porter at 918-573-0797.

12.	Who can I contact with questions?
•	If you have any questions, please submit them to the Williams inbox (MyWilliams@Williams.com) and we will do our best to address them as we move forward.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

The proposed transaction involving Energy Transfer Equity, L.P. (“Energy Transfer”) and The Williams Companies, Inc. (“Williams”) will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, Energy Transfer Corp LP (“ETC”), Energy Transfer and Williams will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for Williams’ stockholders to be filed with the Securities and Exchange Commission (“SEC”), and Williams will mail the joint proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

Participants in the Solicitation

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials Energy Transfer and Williams file with the SEC.

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